GMAC Commercial Finance
1290 Avenue of the Americas 3rd Fl.
New York, NY 10104



May 12, 2003



JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA  02028

Gentlemen:

                  Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between us, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC"), as Agent and Lender, and Fleet Bank, N.A., f/k/a Natwest Bank, N.A ("Fleet") as Lender, and Jaco, Nexus and Interface, dated September 13, 1995, as supplemented and amended from time to time, (the "Agreement"). Both GMAC and Fleet may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

               1. It is hereby agreed by and between us that as of the date hereof, the first sentence of Section 21 of the Agreement as amended is hereby deleted, and replaced with the following sentence:

                           "This Second Restated and Amended Loan and Security Agreement shall (subject to compliance with Conditions Precedent) become effective on the closing date hereof, without any interruption or break in continuity (as more fully described in the second paragraph hereof) and shall continue until June 30, 2004."

               2. By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date (for purposes hereof, "Termination Date" shall mean June 30, 2004 (which for all purposes of the Agreement shall be deemed to be the last date of the Term), or any extended termination date, or any earlier termination date, whether by acceleration or otherwise).

               3. By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent that as of the date hereof, they are in full compliance with all covenants under the Agreement and certify that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof.

                  Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

                  If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                 Very truly yours,
                           GMAC COMMERCIAL FINANCE LLC
                              (as Agent and Lender)
                         By: David Duffy
                            ----------------------------
                            Title: Senior Vice President

AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.                      FLEET BANK, N.A.

By:/s/Jeffrey D. Gash                    By: /s/Stephen T. Hill
   ------------------------               ---------------------------------
    Title: Executive Vice President       Title: Vice President

NEXUS CUSTOM ELECTRONICS, INC.              INTERFACE ELECTRONICS CORP.

By: /s/Jeffrey D. Gash                     By: /s/Jeffrey D. Gash
     ------------------------               ------------------------
     Title: Executive Vice President        Title: Executive Vice President



                         RATIFICATION OF GUARANTOR
By its signature below, Jaco Overseas, Inc. hereby ratifies its guaranty of the Agreement, as such Agreement has been amended from time to time, including but not limited to certain amendments dated June 6, 2000, September 28, 2000, January 31, 2001, June 12, 2001, July 1, 2001, November 14, 2001, February 6,
2002, and September 2002 (the "Amendments") and hereby agrees to be liable for all of the Obligations under the Guaranty with respect to the Agreement as amended from time to time, including but not limited to by this amendment and the Amendments, and hereby agrees that the said Guaranty shall continue to apply and remain in full force and effect with respect to the amended Agreement and hereby agrees and consents that a certain General Loan and Security Agreement dated January 20, 1989, shall continue to be in full force and effect and apply to the amended Agreement, and it further hereby agrees to make all payments of all its Obligations under the said Guaranty and General Loan and Security Agreement to GMAC Commercial Credit LLC as Agent and Lender, and to Fleet Bank, N.A. as Lender, as successors in interest to the previous Agent and Lenders respectively.

RATIFIED, ACCEPTED AND CONSENTED:
JACO OVERSEAS, INC.


By: /s/Jeffrey D. Gash
     ------------------------
     Title: Executive Vice President